UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 5, 2025, FG Nexus Inc. (the “Company”) filed a preliminary Schedule 14C Information Statement (the “Information Statement”) to notify its stockholders of certain actions approved by the Company’s Board of Directors (the “Board”) by written consent and approved by the Company’s stockholders by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding common stock as of September 4, 2025, the Record Date (the “Joint Written Consent”). The Joint Written Consent approved (i) an amendment to the Company’s amended and restated articles of incorporation (the “Current Articles”) to: (a) increase the number of authorized shares of capital stock to one trillion (1,000,000,000,000) shares, of which nine hundred billion (900,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), one hundred billion (100,000,000,000) shares shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”), of which ninety billion (90,000,000,000) of such Preferred Stock shall be undesignated and ten billion (10,000,000,000) shares of such Preferred Stock shall be designated as 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (the “Cumulative Preferred Stock”); (b) require that certain “Concurrent Jurisdiction Actions” and “Internal Actions” (as such terms are defined in NRS 78.046, collectively, the “Internal Actions”) must be brought solely or exclusively in the Eighth Judicial District Court of Clark County in the State of Nevada and that such Internal Actions should be tried before a judge rather than a jury, in accordance with NRS 78.046(4); (c) clarify that any change of the Company’s name shall not require consent of the Stockholders, in accordance with NRS 78.390(8); (d) have the Company “opt out” to the interested stockholder combination provisions set forth in NRS Sections 78.411 to 78.444, inclusive; and (e) have the Company “opt in” to the control share provisions set forth in NRS Sections 78.378 to 78.3793, inclusive; in each case, pursuant to a Certificate of Amendment (the “Charter Amendment”), the form of which is attached hereto as Exhibit 3.1; (ii) an amendment to Article VII, Section 11 of the Company By-Laws (the “By-Laws”) to clarify the applicable voting thresholds for proposed amendments to the By-Laws (the “By-Laws Amendment”), the form of which is attached hereto as Exhibit 3.2; and (iii) Amendment No. 4 to our 2021 Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares authorized for issuance under the plan.

The Joint Written Consent is the only stockholder approval required to effect the approval of the Charter Amendment, By-Laws Amendment and the Plan Amendment under the Nevada Revised Statutes, the Company’s articles of incorporation or bylaws. No consent or proxies are being requested from the Company’s stockholders, and the Company’s Board is not soliciting the Company’s stockholders’ consent or proxy in connection with the corporate action (the “Corporate Action”) described in this Information Statement. The Corporate Action, as approved by the Joint Written Consent, will not become effective until 20 calendar days after the definitive version of the Schedule 14C Information Statement is first mailed or otherwise delivered to the stockholders and for the Charter Amendment, the Charter Amendment is filed with and declared effective by the Nevada Secretary of State (the “Effectiveness Conditions”). Until the Effectiveness Conditions occur the Charter Amendment, the By-Laws Amendment and the Plan Amendment are of no force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Form of Charter Amendment
3.2	Form of By-Laws Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: September 11, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer